EXHIBIT 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT is entered into between the Federal Home Loan Bank of San Francisco and Joseph Amato (“Employee”) to amend and restate the employment agreement between the Bank and Employee dated October 7, 2020 (“Amendment No. 1”).

WHEREAS, the Bank desires to continue to employ Employee as Executive Vice President and to serve as Chief Financial Officer; and

WHEREAS, the Bank desires to extend Employee’s term until March 31, 2023 with an option to renew for up to an additional one (1) year;

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.Amendment to Section 1 of the Employment Agreement. Section 1 of the Employment Agreement is hereby amended and restated in its entirety as follows:

“1. Positions and Duties. Employee is currently employed as Executive Vice President and Interim CFO, with such duties that are assigned from time to time as appropriate to such positions. Effective May 13, 2021, Employee shall be employed as Executive Vice President and Chief Financial Officer (“CFO”). Employee shall devote his best efforts to the performance of the duties of his positions with the Bank and shall devote substantially all his business time and attention to the performance of his duties under this Agreement, excluding any periods of vacation, and sick leave, or any other statutory leave to which Employee is entitled. Employee may: (a) serve on civic or charitable boards or committees; (b) serve on no more than two (2) for-profit company boards or committees; and (c) deliver lectures and fulfill speaking engagements, so long as such activities do not, in the view of the Bank’s Board of Directors (“the Board”), interfere, in any substantive respect, with Employee’s responsibilities hereunder or conflict in any material way with the business of the Bank or the Bank’s codes of conduct.”

2.Amendment to Section 2 of the Employment Agreement. Section 2 of the Employment Agreement is hereby amended and restated in its entirety as follows:

“2. Term. Subject to the provisions for early termination hereinafter provided, Employee’s employment has been for an initial term commencing on October 13, 2020 (the “Effective Date”), and ending six (6) months from the Effective Date (the “Initial Term”), and was automatically extended by one (1) month effective upon the conclusion of the Initial Term (“Automatic One-Month Extension”) (the Initial Term plus the Automatic One-Month Extension period is referred to herein as “First Term.”). Upon the conclusion of the First Term, Employee shall begin as Executive Vice President and Chief Financial Officer and commence a second term on May 13, 2021 (“Second Term Effective Date”), and ending March 31, 2023 (“Second Term”); provided, however, that the term of this Agreement, as amended, may be extended by up to one (1) year effective upon the conclusion of the Second Term by mutual election between the Bank and Employee to be made no later than sixty (60) days prior to the end of the Second Term and subject to review and non-objection by the Federal Housing Finance Agency (“Mutual Extension”). Employee’s employment hereunder shall cease no later than March 31, 2024. Notwithstanding the foregoing, the employment relationship between Employee and the Bank is “at will” by law and may be terminated at any time, including at any time, without cause by either party on written notice. No other prior or subsequent oral representations, writings, or course of conduct by anybody at the Bank may alter the “at-will” nature of the employment relationship and nothing in this Agreement should be construed to create any relationship other than “at-will” employment as specified herein. The “at-will” nature of the employment relationship at all times may be modified only when permitted by applicable law and by a writing signed by both Employee and the Bank, specifically amending this Agreement with respect to the issue of the “at-will” employment relationship.”

3.Amendment to Section 3.A. of the Employment Agreement. Section 3.A. of the Employment Agreement is hereby amended and restated in its entirety as follows:

“A. Position. Employee has, as noted, been serving as Executive Vice President and the Interim CFO for the Bank; and upon the Second Term Effective Date, shall serve as Executive Vice President and the CFO for the Bank. Employee shall perform such duties as are usual and customary for such positions and such other work as the Bank’s President and Chief Executive Officer shall assign. Other than required in-person meetings or other functions requiring the physical presence of the Employee at the Bank offices, the Bank acknowledges and agrees that Employee will be performing these duties remotely and that Employee will not be required to relocate. The Bank expects that subject to the implementation of the Bank’s “return to office” plan, such meetings and functions would require Employee to be at the Bank office on average of one week per month. Travel expense for required in-person meetings will be reimbursed by the Bank, pursuant to the Bank’s Reimbursement and Travel Expense Policy. Required travel should not exceed twelve (12) trips over the 12-month employment period. All travel must be pre-approved by the President and Chief Executive Officer.”

4.Amendment to Section 3.B.(ii) of the Employment Agreement. Section 3.B.(ii) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“(ii) Sign-on Bonus. The Bank shall pay Employee a sign-on bonus (the “Sign- On Bonus”) in the amount of $50,000, in the first payroll period following the Effective Date, provided that, in the event that Employee resigns during the Initial Term of this Agreement without Good Reason (as defined herein) or is terminated by the Bank for Cause (as defined herein), Employee shall repay the Sign-On Bonus to the Bank within ten (10) calendar days following Employee’s final day of work. The Sign-On Bonus is subject to review and non-objection by the Finance Agency. The Sign-On Bonus shall be subject to all applicable state and federal tax withholdings.”

5.Amendment to Section 3.B.(iii) of the Employment Agreement. Section 3.B.(iii) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“(iii) Discretionary Special Award for the Initial Term and Automatic One-Month Extension Term. At the discretion and subject to the approval of the Bank’s President and Chief Executive Officer, Employee will be eligible for a fully discretionary Special Award of up to $175,000 in recognition of Employee’s service as Interim CFO and based on Employee’s performance in connection with Employee’s duties and responsibilities as the Bank’s principal financial officer. Unless during the Initial Term the Bank terminated Employee for Cause as specified in Paragraph 7B or Employee resigned without Good Reason as specified in Paragraph 7D, eligibility for up to $150,000 of the Special Award will accrue and if approved by the Bank’s President and Chief Executive Officer, be paid at the end of the Initial Term. Eligibility for up to the remaining $25,000 of the Special Award shall accrue over the Automatic One-Month Extension Term and if approved by the Bank’s President and Chief Executive Officer, will be paid at the conclusion of the Automatic One-Month Extension Term unless the Bank terminated Employee for Cause as specified in Paragraph 7B or unless Employee resigned without Good Reason as specified in Paragraph 7D.”

Employee acknowledges and agrees that notwithstanding any terms to the contrary in the Bank’s Executive Incentive Plan (“EIP”), the Supplemental Executive Retirement Plan (“SERP”), and the Corporate Senior Officer Severance Policy, such plans and policy will not apply to him in connection with his employment during the Initial Term and Automatic One-Month Extension Term, and hereby waives any such eligibility; and the Special Award for the Initial Term and Automatic One-Month Extension is in lieu of any and all payments or rights that might otherwise have been available to Employee under such plans and policy. Payout of any Special Award for the Initial Term and Automatic One-Month Extension is subject to review and non-objection by the Finance Agency. Any Special Award for the Initial Term and the Automatic One-Month Extension shall be subject to all applicable state and federal tax withholdings.”

6.Amendment to Section 3.B.(iv) of the Employment Agreement. Section 3.B.(iv) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“(iv) Discretionary Second Special Award for the Second Term. At the discretion and subject to the approval of the Bank’s President and Chief Executive Officer, Employee will be eligible for a fully discretionary Second Special Award of up to $354,835 in recognition of Employee’s service as CFO and based on Employee’s performance in connection with Employee’s duties and responsibilities as the Bank’s principal financial officer. Unless prior to March 31, 2022 the Bank terminated Employee for Cause as specified in Paragraph 7B or Employee resigned without Good Reason as specified in Paragraph 7D, eligibility for up to the first 50% of the Second Special Award ($177,418) will accrue and if approved by the Bank’s President and Chief Executive Officer, be paid as soon as administratively practicable following March 31, 2022. Eligibility for up to the second 50% of the Second Special Award ($177,417) shall accrue and if approved by the Bank’s President and Chief Executive Officer, will be paid as administratively practicable following March 31, 2023 unless the Bank terminated Employee for Cause as specified in Paragraph 7B or unless Employee resigned without Good Reason as specified in Paragraph 7D.”

Employee hereby acknowledges and agrees that notwithstanding any terms to the contrary in the Bank’s SERP, and the Corporate Senior Officer Severance Policy, such plan and policy will not apply to him in connection with his employment during the Second Term and any Mutual Extension period, and hereby waives any such eligibility; and the Second Special Award is partially in lieu of any and all payments or rights that might otherwise have been available to Employee under the SERP during the Second Term and any Mutual Extension Period. Payout of any Second Special Award is subject to review and non-objection by the Finance Agency. Any Second Special Award shall be subject to all applicable state and federal tax withholdings.”

7.Amendment to Section 3 of the Employment Agreement. Section 3 of the Employment Agreement is hereby amended to add Section 3.B.(v) as follows:

“(v) Incentive Compensation. Beginning with the Second Term, Employee shall be eligible to participate in the Bank’s EIP, and any successor plans, which apply to the Bank’s executive vice presidents, as approved from time to time by the Board and subject to review and non-objection by the Finance Agency. The Bank’s EIP includes short term incentive components and long-term incentive components and provides for incentive compensation awards (“EIP Awards”) tied to annual performance period (“Performance Period”) goals and achievement measures as established by the Board from year-to-year. The annual Performance Period goals and achievement measures and all EIP Awards, as determined by the Board, are subject to prior review and non-objection by the Finance Agency.”

8.Amendment to Section 3 of the Employment Agreement. Section 3 of the Employment Agreement is hereby amended to add Section 3.B.(vi) as follows:

“(vi). Taxes and Withholdings. The Bank may withhold from any amounts payable under this Agreement such federal, state or local taxes as may be required to be withheld pursuant to applicable law or regulations, which amounts shall be deemed to have been paid to Employee.”

9.Amendment to Section 7 of the Employment Agreement. The first paragraph of Section 7 hereby amended and restated in its entirety as follows:

Termination. Employee’s employment hereunder shall continue until the earlier of (i) the end of the Second Term, unless there is Mutual Extension, in which case, at the end of the period of Mutual Extension, pursuant to Section 2, or (ii) “Termination” defined as the occurrence of any of the following:

10.Amendment to Section 8.A. of the Employment Agreement. Section 8.A of the Employment Agreement is hereby amended and restated in its entirety as follows:

“A. Expiration. Upon the expiration of this Agreement at the end of the First Term or the Second Term or Mutual Extension, as applicable, in accordance with Section 2, above, i.e., a Non-Renewal, Employee shall be entitled to payment for any earned and unpaid Salary due for the period prior and through the First Term, or the Second Term or any Mutual Extension, as applicable, provided that Employee completes service through the First Term, or the

Second Term or any Mutual Extension, as applicable, and all “Accrued Benefits” defined as: (i) all other amounts and benefits earned by and owing to Employee under any applicable benefit plans prior to and through the First Term, or the Second Term or any Mutual Extension, as applicable; and (ii) following submission of proper expense reports by Employee, reimbursement for all expenses incurred in accordance with Section 4 of this Agreement, prior to the end of the First Term, or the Second Term or any Mutual Extension, as applicable. In addition, upon the expiration of the Second Term or any Mutual Extension, Employee shall be entitled to receive a severance payment equal to the “EIP Annual Award” (defined in the EIP to include both the short term incentive component and the long term incentive component) as set forth in the EIP which will be treated as vested, on a pro rata basis for the Performance Period of the year when the expiration of this Agreement occurs, and any “Deferred Awards” (as defined in the EIP) will be treated as fully vested, all of which is to be paid out as and when due in accordance with the EIP (“Severance Payment”). If the Employee is otherwise entitled to any EIP Awards referenced above by operation of the EIP and receives such amount(s), then (i) Employee shall receive the greater of such EIP Awards or the EIP Awards as calculated in this Section 8.A, but in no event shall Employee receive both.”

11.Amendment to Section 8.B of the Employment Agreement. Section 8.B of the Employment Agreement is hereby amended and restated in its entirety as follows:

“B. Death. If Employee’s employment hereunder is terminated prior to the end of the First Term, or the Second Term or any Mutual Extension, as applicable, as a result of Employee’s death pursuant to Section 7.A above, Employee’s estate shall be entitled to receive an amount equal to the then remaining Salary through the end of the First Term, or the Second Term or any Mutual Extension, as applicable, paid in a lump sum as soon as administratively practicable but in any event no later than sixty (60) calendar days following the Termination, as well as all Accrued Benefits.” In addition, if during the Second Term, Employee’s employment is terminated hereunder based on Employee’s death pursuant to Section 7.A above, Employee’s estate shall be entitled to any earned but unpaid amount of the fully discretionary Second Special Award on a pro rata basis for the period up to the date the Termination occurs and be paid as soon as administratively practicable following the date of the Termination. If Employee’s employment hereunder is terminated by death pursuant to Section 7.A, above, after the end of the First Term, or the Second Term or any Mutual Extension, as applicable, then Employee shall not be entitled to any severance pay and the Bank shall be required to pay only the Accrued Benefits.”

12.Amendment to Section 8.C. of the Employment Agreement. Section 8.C. of the Employment Agreement is hereby amended and restated in its entirety as follows:

“C. Disability. If Employee’s employment hereunder is terminated prior to the end of the First Term, or the Second Term or Mutual Extension, as applicable, based on Employee’s disability pursuant to Section 7.A above, Employee shall be entitled to receive an amount equal to the then remaining Salary through the end of the First Term, or the Second Term or Mutual Extension, as applicable, paid in a lump sum as soon as administratively practicable but in any event no later than sixty (60) calendar days following the Termination, as well as all Accrued Benefits. In addition, if during the Second Term, Employee’s employment is terminated hereunder based on Employee’s disability pursuant to Section 7.A above, Employee shall be entitled to any earned but unpaid amount of the fully discretionary Second Special Award on a pro rata basis for the period up to the date the Termination occurs and be paid as soon as administratively practicable following the date of the Termination. If Employee’s employment hereunder is terminated by disability pursuant to Section 7.A, above, after the end of First Term, or the Second Term or any Mutual Extension, as applicable, then Employee shall not be entitled to any severance pay and the Bank shall be required to pay only the Accrued Benefits.”

13.Amendment to Section 8.E. of the Employment Agreement. Section 8.E of the Employment Agreement is hereby amended and restated in its entirety as follows:

“E. Without Cause of For Good Reason. If Employee’s employment hereunder is terminated at any time by the Bank without Cause during the First Term, or the Second Term or Mutual Extension, as applicable, pursuant to Section 7.C above, or if during the First Term, or the Second Term or Mutual Extension, as applicable, Employee terminates his employment hereunder for Good Reason as defined in Section 7.D above, then Employee shall be entitled to receive; an amount equal to the then remaining Salary through the end of the First Term, or the Second Term or Mutual Extension, as applicable, as well as all Accrued Benefits, paid in a lump sum as soon as administratively practicable but in any event no later than sixty (60) calendar days following the Termination. Also, if during the Second Term, the Bank terminates Employee without Cause or Employee terminates his employment hereunder for Good Reason, Employee shall be entitled to any earned but unpaid amount of the fully discretionary Second Special Award on a pro rata basis for the period up to the date the Termination occurs and be paid as soon as administratively practicable following the date of the Termination. In addition, if during the Second Term or any Mutual Extension, the Bank terminates Employee without Cause or Employee terminates his employment hereunder for Good Reason, Employee shall be entitled to receive the Severance Payment, where the expiration of this Agreement is the date of termination. If the Employee is otherwise entitled to any EIP Awards referenced above by operation of the EIP and receives such amount(s), then (i) Employee shall receive the greater of such EIP Awards or the Severance Payment, but in no event shall Employee receive both.”

14.Amendment to Section 9 of the Employment Agreement. Section 9 of the Employment Agreement is hereby amended and restated in its entirety as follows:

“9. Outside Employment. In addition to being prohibited from being employed or serving as an officer, investor or board member for any entity that will potentially create a conflict of interest, Employee shall not be employed during the employment relationship hereunder in any other paid position because the compensation paid to Employee pursuant to this Agreement envisions his exclusive services. In addition, except as required to fulfill the requirements of Employee’s position, Employee shall not serve on any board, participate as an active owner in any entity, or serve in any other capacity for another entity or business if such participation will in any way impinge or potentially adversely affect Employee’s ability to provide the quality and quantity of services envisioned by this Agreement, it being acknowledged that service on civic or charitable boards or committees, service on no more than two (2) for-profit company boards, and delivering lectures and fulfilling speaking engagements, as set forth in Section 1, shall not be deemed to violate this section.”

WITNESS WHEREOF, the parties have executed this Agreement No. 1 as of the date last set forth below.

FEDERAL HOME LOAN BANK OF SAN FRANCISCO By: /s/ F. Daniel Siciliano F. Daniel Siciliano Chairman of the Board July 7, 2021	JOSEPH AMATO By: /s/ Joseph Amato Joseph Amato Employee June 24, 2021
FEDERAL HOME LOAN BANK OF SAN FRANCISCO By:/s/Teresa Bryce Bazemore Teresa Bryce Bazemore President and Chief Executive Officer June 25, 2021

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”), effective as of the Effective Date (as defined below), is entered into by and among the Federal Home Loan Bank of San Francisco (“the Bank”) and Joseph Amato (“Employee”).

WHEREAS, the Bank desires to employ Employee as Executive Vice President and Senior Financial Officer and, upon the departure of the Bank’s current Chief Financial Officer, as Executive Vice President and the Interim Chief Financial Officer (“Interim CFO”), and to enter into an agreement embodying the terms of such employment;

WHEREAS, Employee desires to accept employment as Executive Vice President and Senior Financial Officer and, upon the departure of the Bank’s current Chief Financial Officer, Interim CFO, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.Position and Duties. Employee shall be employed as Executive Vice President and Senior Financial Officer and, upon the departure of the Bank’s current Chief Financial Officer, as Executive Vice President and Interim CFO, with such duties that are assigned from time to time as appropriate to such positions. Employee shall devote his best efforts to the performance of the duties of his positions with the Bank and shall devote substantially all his business time and attention to the performance of his duties under this Agreement, excluding any periods of vacation, and sick leave, or any other statutory leave to which Employee is entitled. Employee may: (a) serve on civic or charitable boards or committees; (b) serve on no more than two (2) for-profit company boards or committees; and (c) deliver lectures and fulfill speaking engagements, so long as such activities do not, in the view of the Bank’s Board of Directors
(“the Board”), interfere, in any substantive respect, with Employee’s responsibilities hereunder or conflict in any material way with the business of the Bank or the Bank’s codes of conduct.

2.Term. Subject to the provisions for early termination hereinafter provided,
Employee’s employment hereunder shall be for an initial term commencing on October 13, 2020 (the “Effective Date”), and ending six (6) months from the Effective Date (the “Initial Term”); provided, however, that the term of the Agreement shall be automatically extended by one (1) month effective upon the conclusion of the Initial Term, and each month thereafter for an additional five (5) automatic extensions, unless and until such date as the Bank shall have terminated this automatic extension provision by giving written notice to Employee at least one
(1)month prior to the end of the Initial Term or any extension thereof (any term after the Initial Term is referred to herein as “Term” and any such written notice is referred to herein as a “Non- Renewal”). Employee’s employment hereunder shall cease no later than October 12, 2021. Notwithstanding the foregoing, the employment relationship between Employee and the Bank is “at will” by law and may be terminated at any time, including at any time during or following the Initial Term or any Term, without cause by either party on written notice. No other prior or subsequent oral representations, writings, or course of conduct by anybody at the Bank may alter the “at-will” nature of the employment relationship and nothing in this Agreement should be construed to create any relationship other than “at-will” employment as specified herein. The “at-
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will” nature of the employment relationship at all times may be modified only when permitted by applicable law and by a writing signed by both Employee and the Bank, specifically amending this Agreement with respect to the issue of the “at-will” employment relationship.

3.Terms of Employment.

A.Position. Employee shall, as noted, serve as Executive Vice President and Senior Financial Officer and, upon the departure of the Bank’s current Chief Financial Officer, as Executive Vice President and the Interim CFO for the Bank. Employee shall perform such duties as are usual and customary for such positions and such other work as the Bank’s President and Chief Executive Officer shall assign. Other than required in-person meetings or other functions requiring the physical presence of the Employee at the Bank offices, the Bank acknowledges and agrees that Employee will be performing these duties remotely and that Employee will not be required to relocate. Travel expense for required in-person meetings will be reimbursed by the Bank, pursuant to the Bank’s Reimbursement and Travel Expense
Policy. Required travel should not exceed six (6) trips over the 12-month employment period. All travel must be pre-approved by the President and Chief Executive Officer.

B.Compensation.

(i)Salary. Employee’s salary during the Initial Term and any subsequent Term shall be $500,000 per annum (“Salary”) and shall be prorated based on a 365 calendar day count. The Salary shall be subject to all applicable state and federal tax withholdings, payable in semi-monthly installments consistent with the Bank’s normal payroll process. The Salary is subject to review and non-objection by the Federal Housing Finance Agency or any successor agency (“Finance Agency”).

(ii)Sign-On Bonus. The Bank shall pay Employee a sign-on bonus (the “Sign- On Bonus”) in the amount of $50,000, in the first payroll period following the Effective Date, provided that, in the event that Employee resigns during the term of this Agreement without Good Reason (as defined herein) or is terminated by the Bank for Cause (as defined herein), Employee shall repay the Sign-On Bonus to the Bank within ten (10) calendar days following
Employee’s final day of work. The Sign-On Bonus is subject to review and non-objection by the Finance Agency. The Sign-On Bonus shall be subject to all applicable state and federal tax withholdings.

(iii)Discretionary Special Award. At the discretion and subject to the approval of the Bank’s President and Chief Executive Officer, Employee will be eligible for a fully discretionary Special Award of up to $300,000 in recognition of Employee’s service as Interim CFO and based on Employee’s performance in connection with Employee’s duties and responsibilities as the Bank’s principal financial officer. Unless during the Initial Term the Bank terminated Employee for Cause as specified in Paragraph 7B or Employee resigned without Good Reason as specified in Paragraph 7D, eligibility for up to the first 50% of the Special Award ($150,000) will accrue and if approved by the Bank’s President and Chief Executive Officer, be paid at the end of the Initial Term. Eligibility for up to the second 50% of the Special Award ($150,000) shall accrue on a pro rata basis over the course of the subsequent six (6)
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Terms and if approved by the Bank’s President and Chief Executive Officer, will be paid at the conclusion of the employment relationship hereunder unless the Bank terminated Employee for Cause as specified in Paragraph 7B or unless Employee resigned without Good Reason as specified in Paragraph 7D. Employee acknowledges and agrees that notwithstanding any terms to the contrary in the Bank’s Executive Incentive Plan, the Supplemental Executive Retirement Plan, and the Corporate Senior Officer Severance Policy, such plans and policy will not apply to him in connection with his employment hereunder, and hereby waives any such eligibility; and the Special Award is in lieu of any and all payments or rights that might otherwise have been available to Employee under such plans and policy. Payout of any Special Award is subject to review and non-objection by the Finance Agency. Any Special Award shall be subject to all applicable state and federal tax withholdings.

(iv)Taxes and Withholdings. The Bank may withhold from any amounts payable under this Agreement such federal, state or local taxes as may be required to be withheld pursuant to applicable law or regulations, which amounts shall be deemed to have been paid to Employee.

C.Benefit Programs. Employee is entitled to participate in relevant benefit plans, including currently the Bank’s health benefit plans, Savings 401(k) Plan, Cash Balance Plan, Deferred Compensation Plan, and Benefit Equalization Plan, provided he meets applicable eligibility requirements and shares a portion of the costs, as applicable, in accordance with each such plan, as they may be in effect from time to time. Details of such benefits are included in the Bank’s policies, benefit summaries and plan descriptions. Employee hereby declines to participate in the following Bank’s health benefit plans during the period of his employment pursuant to this Agreement: medical plan, dental plan, vision plan, employee assistance program, “FSA, DCAP, commuter and wellness reimbursement program,” emergency backup care, employee discount plan, and health advocate plan.

4.Expense Reimbursement. Employee may submit reasonable, out-of-pocket, work- related expenses to the Bank for reimbursement, including, without limitation, mobile phone monthly service and usage, consistent with any policies that the Bank may then have in place regarding expense reimbursements.

5.Vacation Time. Employee shall accrue paid vacation benefits at a rate of 8.34 hours per pay period (which equates to 200 hours of paid vacation, or 25 days, per each 365 day period), which shall be scheduled and taken consistent with any applicable policy of the Bank. Employee shall coordinate his vacation so that it will not provide an undue disruption.

6.Covenants.

A.Confidentiality. During employment with the Bank, Employee may have access to various trade secrets and confidential, proprietary, or sensitive information. This may include, without limitation: financial information; information about the Bank’s systems, processes, or security; information about internal Bank discussions and deliberations concerning issues of importance either to the Bank or to its member institutions; information about the
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Bank’s consultants, customers, or information about the Finance Agency; or information about the Bank’s member institutions and other Federal Home Loan Banks or other, third-party financial information that is not generally known to the public and could not be discovered by someone reasonably familiar with the industry. Employee may also have access to customer files, the Bank’s personnel files, information about Bank employee compensation, or other information that is personal confidential information as described below. In addition, the Bank has a proprietary interest in maintaining sole control of its inventions, discoveries, trade secrets and improvements, software and computer models, financial information, any other information having present or potential commercial value to the Bank, and confidential information of any kind belonging to others but licensed or disclosed to the Bank for use in its business. All of this information is deemed to be “Confidential Information.” Employee agrees as a condition of employment to protect Confidential Information, to sign further agreements designed to protect Confidential Information, to abide by confidentiality requirements in the Bank’s Employee Handbook, and to comply with the Bank’s Information Security Policy.

Notwithstanding anything to the contrary contained in the foregoing limitations, Employee will not be required to keep confidential any confidential or proprietary information that: (i) is known or available through other lawful sources not bound by a confidentiality agreement with the Bank or Finance Agency regulation; (ii) is or becomes publicly known or generally known in the industry through no fault of Employee or his agents; (iii) is required to be disclosed pursuant to any laws, regulations, subpoenas, judgment and/or orders of any governmental body (provided, where applicable, the Bank is given reasonable prior written notice before Employee makes any such disclosure as set forth in (iii)); or (iv) that was known to or by Employee without restriction from a source which, to Employee’s knowledge, is free of any obligation of confidentiality prior to the execution date of this Agreement. Nothing herein shall be construed to prevent compliance with, or the exercise of, Employee’s rights under applicable laws.

B.Nonsolicitation. While Employee is employed by the Bank and for a period of one (1) year thereafter, Employee shall not, without the prior written consent of the Bank, directly or indirectly, on Employee’s own account or on behalf of or with any other person, as an employee, agent, consultant, partner, joint venture, owner, officer, director, member of any other firm, partnership, corporation or other entity, or in any other capacity, personally or through others: (a) use Confidential Information to solicit, induce (or attempt to induce) or cause any client or customer that has transactions or assignments pending with the Bank to discontinue or reduce their transactions or assignments with the Bank, or otherwise breach or materially disrupt a contractual relationship between the Bank and any client, customer or vendor of the Bank; or (b) solicit, induce or encourage or attempt to solicit, induce or encourage (on Employee’s own behalf or on behalf of others) any individual who at the time is an employee or consultant of the Bank to leave his or her employment or service relationship with the Bank or to commence employment or a service relationship with any other party. It is not a violation of this Agreement for Employee, following Non-Renewal or Termination (as defined herein), to seek from a Bank client or customer transactions or assignments that are not pending with the Bank at the time of Non-Renewal or Termination (as defined herein). For purposes of this paragraph, (a) the use of general non-targeted employment advertising shall not
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be deemed to be solicitation and (b) the foregoing restrictions on solicitation shall only apply to employees of the Bank at the time of such solicitation.

C.Conflict of Interest. Employee hereby covenants that he will abide by the Bank’s Conflict of Interest/Code of Conduct Policy and Code of Conduct for Senior Officers, and will not, during his employment with the Bank, directly or indirectly, in any capacity, engage or participate in activities, accept other employment, or render advisory or consulting or other services, that might create a conflict of interest with the Bank (it being acknowledged that service on civic or charitable boards or committees, service on no more than two (2) for-profit company boards, and delivering lectures and fulfilling speaking engagements, as set forth in Section 1, shall not be deemed to violate this section).

D.Work Product. Any client or customer lists, prospective client or customer lists, plans, strategies, methodologies, secrets, processes, forecasts, ideas, developments, writings, designs, documents, papers, notes, notebooks, memoranda, computer files, software and other written or electronic records or confidential proprietary information of any kind made or developed in whole or in part by Employee during his employment with the Bank (the “Work Product”) are, and shall remain, the exclusive property of the Bank. To the extent that any of the Work Product is capable of protection by copyright, Employee acknowledges that it is created within the scope of his employment hereunder and is a “work made for hire.” Previously held knowledge, plans, contacts or other intellectual property by Employee that pre-date him rendering services to the Bank are excluded from this provision and shall be disclosed in writing to the Bank on or prior to the Effective Date.

E.Non-Disparagement. Employee hereby covenants that during his employment and for three (3) years after Non-Renewal or Termination (as defined herein), he will not make any remarks disparaging the conduct or character of the Bank, its current or former members or employees, except as required by law. Nothing in this Agreement prohibits Employee from reporting possible violations of federal, state, or local law or regulation to any governmental agency, or making other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation. Nothing herein shall be construed to prevent compliance with, or the exercise of, Employee’s rights under applicable laws.

F.Cooperation. Employee hereby covenants that at any time after Non- Renewal or Termination (as defined herein), Employee will cooperate with the Bank to the extent reasonably necessary to assist in the transition of his responsibilities and in any litigation or administrative proceedings involving any matters with which Employee was involved during his employment. The Bank will reimburse Employee for reasonable expenses, if any, incurred in providing such assistance.

G.Provisional and Equitable Remedies. If Employee should default in any of his obligations under this Section 6, Employee acknowledges that the Bank may be irreparably damaged and that it would be extremely difficult and impractical to measure such damage. Accordingly, Employee acknowledges that the Bank, in addition to any other available rights or remedies, shall be entitled to specific performance, injunctive relief and any other equitable
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remedy, without the obligation to post any bond or other security. Employee hereby waives the defense that a remedy at law or damages is adequate.

H.Survival of Covenants. The provisions of Sections 6.A, 6.B, 6.D, 6.E, 6.F and 6.G shall survive Non-Renewal or Termination (as defined herein) irrespective of the reasons therefor.

7.Termination. Employee’s employment hereunder shall commence on the Effective Date and continue until the earlier of (i) Non-Renewal following the expiration of the Initial Term or Term, as applicable, pursuant to Section 2, or (ii) “Termination” defined as the occurrence of any of the following:

A.Death or Disability. Employee’s employment hereunder shall terminate immediately upon his death. Subject to applicable law, including the Americans With Disabilities Act and the California Fair Employment and Housing Act, Employee’s employment hereunder shall terminate immediately if Employee suffers from a physical or mental impairment that renders him unable to perform one or more essential functions of his job and the Bank determines, following a good faith interactive process, that no reasonable accommodation exists that would permit Employee to perform the essential functions of his job.

B.For Cause. The Board may terminate Employee’s employment for “Cause” immediately upon written notice by the Bank to Employee. For purposes of this Agreement, “Cause” shall mean any of the following:

(i)The commission of an act involving dishonesty, disloyalty, fraud or embezzlement by Employee that has a material adverse impact on the Bank or any successor or affiliate thereof;

(ii)Conviction of, or plea of ‘guilty” or ‘no contest” to, a felony, a crime of moral turpitude or a misdemeanor involving theft, fraud or forgery by Employee;

(iii)Employee’s ongoing and repeated failure or refusal to perform, or neglect of, Employee’s duties to the Bank in a material respect, which failure, refusal or neglect continues for fifteen (15) calendar days following Employee’s receipt of written notice from the Board stating with specificity the nature of such failure, refusal or neglect, or

(iv)Employee’s engaging in conduct that has resulted in Employee being barred from employment by the Bank by operation of any law or regulation or by any final order of any court or regulatory authority or any agreement with any regulatory authority, including, without limitation, any removal or barring of employment of Employee pursuant to 12 USC §§ 4615, 4616, 4617 or 4636, or any of their successor sections or provisions.

The Bank shall make the determination that "Cause" exists in good faith and only if and when such determination has been approved in good faith by the Board; provided, however, that prior to a final determination that "Cause" under this Section 7.B exists, the Bank shall (a) provide to Employee in writing, in reasonable detail, the reasons for the determination
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that such "Cause" exists, and (b) provide the Employee with an opportunity to discuss the determination that "Cause" exists with the Board prior to the final decision to terminate the Employee's employment hereunder for such "Cause."

C.Termination without Cause. The Board may terminate Employee’s employment without Cause at any time; provided, however, that such termination shall not be effective until written notice of such termination is provided to Employee by the Board.

D.Termination by Employee for Good Reason or Resignation Without Good Reason. Employee may terminate his employment for Good Reason or resign without Good Reason at any time upon thirty (30) calendar days’ prior written notice to the Board. “Good Reason” shall mean a change in Employee’s position that materially reduces his duties or responsibilities and all of the following: (a) Employee provides the Bank with written objection to such change in his position within ninety (90) calendar days following the occurrence thereof,
(b) the Bank does not reverse or otherwise fully cure within thirty (30) calendar days of receiving such written objection, and (c) Employee resigns his or her employment within thirty (30) calendar days following the expiration of such cure period.

8.Rights and Remedies on Non-Renewal or Termination.

A.Expiration. Upon the expiration of this Agreement at the end of the Initial Term or Term, as applicable, in accordance with Section 2, above, i.e., a Non-Renewal, Employee shall be entitled to payment for any earned and unpaid Salary due for the period prior and through the Initial Term or Term, as applicable, provided that Employee completes service through the Initial Term or Term, as applicable, and all “Accrued Benefits” defined as: (i) all other amounts and benefits earned by and owing to Employee under any applicable benefit plans prior to and through the Initial Term or Term, as applicable; and (ii) following submission of proper expense reports by Employee, reimbursement for all expenses incurred in accordance with Section 4 of this Agreement, prior to the end of the Initial Term or Term, as applicable.

B.Death. If Employee’s employment hereunder is terminated prior to the end of the Initial Term or Term, as applicable, as a result of Employee’s death pursuant to Section
7.A above, Employee’s estate shall be entitled to receive an amount equal to the then remaining Salary through the end of the Initial Term or Term, as applicable, paid in a lump sum as soon as administratively practicable but in any event no later than sixty (60) calendar days following the Termination, as well as all Accrued Benefits.

C.Disability. If Employee’s employment hereunder is terminated prior to the end of the Initial Term of this Agreement or Term, as applicable, based on Employee’s disability pursuant to Section 7.A above, Employee shall be entitled to receive an amount equal to the then remaining Salary through the end of the Initial Term or Term, as applicable, paid in a lump sum as soon as administratively practicable but in any event no later than sixty (60) calendar days following the Termination, as well as all Accrued Benefits.
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D.For Cause or Without Good Reason. If Employee’s employment hereunder is terminated for Cause pursuant to Section 7.B, or he resigns without Good Reason, as defined in Section 7.D, then the Bank shall be required to pay only the Accrued Benefits.

E.Without Cause or For Good Reason. If Employee’s employment hereunder is terminated at any time by the Bank without Cause during the Initial Term or Term, as applicable, pursuant to Section 7.C above, or if during the Initial Term or Term, as applicable, Employee terminates his employment hereunder for Good Reason as defined in Section 7.D above, then Employee shall be entitled to receive an amount equal to the then remaining Salary through the end of the Initial Term or Term, as well as all Accrued Benefits, paid in a lump sum as soon as administratively practicable but in any event no later than sixty (60) calendar days following the Termination.

F.Section 409A Compliance.

(i)Notwithstanding anything herein to the contrary, the intent of the parties is that payments and benefits under this Agreement comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (“Section 409A”) and, accordingly, to the maximum extent permitted this Agreement shall be interpreted to be in compliance therewith or exempt therefrom. The Bank shall not be liable for any additional tax, interest or penalty that may be imposed on Employee by Section 409A or damages for failing to comply with Section 409A.

(ii)Termination of Employee’s employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

(iii)All expenses or other reimbursements under this Agreement that would constitute nonqualified deferred compensation subject to Section 409A, (A) shall be paid on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Employee, (B) no such reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect Employee’s right to reimbursement of any other expenses eligible for reimbursement in any other taxable year, and (C) Employee’s right to reimbursement shall not be subject to liquidation in exchange for any other benefit.

(iv)For purposes of Section 409A, Employee’s right to receive any installment payment pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.

(v)Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) calendar days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Bank in order to comply with Section 409A.

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(vi)Notwithstanding any other provision under this Agreement, solely to the extent that a delay in payment is required in order to avoid the imposition of any tax under Section 409A, if a payment obligation under this Agreement arises on account of Employee’s “separation from service” (within the meaning of Section 409A) in good faith by the Bank’s
Board, then payment of any amount or benefit provided under this Agreement that is considered to be non-qualified deferred compensation for purposes of Section 409A and that is scheduled to be paid within six (6) months after such separation from service shall be paid without interest on the first business day after the date that is six (6) months following Employee’s separation from service.

(vii)Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment under this Agreement that constitutes “nonqualified deferred compensation” subject to Section 409A be subject to offset, counterclaim or recoupment by any other amount payable to Employee unless otherwise permitted by Section 409A.

(viii)Employee hereby acknowledges that he has been advised to seek and has sought the advice of a tax advisor with respect to the tax consequences to Employee of all payments pursuant to this Agreement, including any adverse tax consequences or penalty taxes under Section 409A and corresponding provisions of applicable state tax law. Employee hereby acknowledges and agrees that no representations have been made to Employee relating to the tax treatment of any payment pursuant to this Agreement under Section 409A and the corresponding provisions of any applicable state income tax laws.

9.Outside Employment. In addition to being prohibited from being employed or serving as an officer, investor or board member for any entity that will potentially create a conflict of interest, Employee shall not be employed during the Initial Term or Term in any other paid position because the compensation paid to Employee pursuant to this Agreement envisions his exclusive services. In addition, except as required to fulfill the requirements of Employee’s position, Employee shall not serve on any board, participate as an active owner in any entity, or serve in any other capacity for another entity or business if such participation will in any way impinge or potentially adversely affect Employee’s ability to provide the quality and quantity of services envisioned by this Agreement, it being acknowledged that service on civic or charitable boards or committees, service on no more than two (2) for-profit company boards, and delivering lectures and fulfilling speaking engagements, as set forth in Section 1, shall not be deemed to violate this section.

10.Regulatory Approval. Notwithstanding any other provision of this Agreement to the contrary, any payments made to Employee pursuant to this Agreement or otherwise are subject to prior review and non-objection by the Finance Agency and are subject to and conditioned upon compliance with 12 U.S.C. section 4518(e), and any applicable laws and regulations, including 12 C.F.R. Part 1231.

11.Representations. As a distinct and separate representation and warranty, Employee hereby represents and warrants to the Bank that (a) the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, breach, violate

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or cause a default under any contract, agreement (including any confidentiality agreement), restrictive covenant, instrument, court order, judgment or decree to which Employee is a party or by which Employee is bound, (b) Employee has no obligations or commitments of any kind that would prevent, restrict, hinder or interfere with his acceptance of full-time employment or the performance of all duties and services contemplated under the Agreement to the fullest extent of his ability, and (c) that Employee has not used, and will not use, confidential or proprietary information of any past employer in connection with service provided pursuant to this Agreement.

12.Choice of Law. This Agreement shall be governed by and construed under the laws of the United States and, to the extent state law may be applicable, by the laws of the State of California applicable to contracts made and to be performed wholly within California without regard to the conflicts of laws principles thereof.

13.Entire Agreement. As of the Effective Date, this Agreement constitutes
Employee’s entire offer of employment and the final, complete and exclusive agreement between Employee and the Bank with respect to the subject matter hereof and replaces and supersedes any and all other agreements, offers or promises, whether oral or written, made to Employee by the Bank. Nobody at the Bank has been authorized to enter into any other agreement with Employee or make any promises or representations to Employee that are not a part of this Agreement.

14.Mutual Arbitration and Waiver of Jury Trial, Attorneys’ Fees. Employee and the Bank mutually agree and consent to the resolution by final and binding arbitration of any disputes arising from or related to this Agreement, Employee’s employment with the Bank, or any Non-Renewal or Termination of this Agreement that the Bank may have against the Employee or the Employee may have against the Bank, its affiliates, parents, subsidiaries, officers, directors, employees, agents, successors, and assigns. Claims for workers’ compensation or unemployment compensation benefits are not covered by this Section 14. Also not covered are claims by Employee or the Bank for provisional remedies, including temporary restraining orders or preliminary injunctions (“Temporary Equitable Relief”) in situations in which such Temporary Equitable Relief would be otherwise authorized by Federal law or state law, where applicable, including California Code of Civil Procedure section 1281.8 or other applicable state or federal laws. The Federal Arbitration Act shall govern this Agreement and this Section 14. Except as provided herein, all disputes shall be arbitrated by JAMS, on an individual basis only, located in the County of San Francisco, before a single arbitrator with that organization with expertise and arbitration experience in executive employment agreements and executive compensation and benefit plans. Discovery shall be adequate and limited by the arbitrator consistent with JAMS Employment Arbitration Rules and Procedures Rules effective at that time, available at http://www.jamsadr.com/rules-employment-arbitration. The arbitrator shall have the authority only to enforce the legal and contractual rights of the parties and shall not add to, modify, disregard or refuse to enforce any contractual provision. Employee and the Bank each recognize and agree that by entering into this Agreement, they each are waiving any and all rights to a trial by jury. The prevailing party shall be entitled to recover reasonable attorneys’ fees and costs in accordance with applicable law. The parties agree the Bank shall bear arbitration fees and arbitrator compensation and expenses pursuant to JAMS rules and consistent

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with applicable law. Nothing in this Section prevents Employee from filing or recovering pursuant to a complaint, charge, or other communication with any federal, state or local governmental or law enforcement agency, and nothing in this Agreement requires arbitration of any claim that under the law (after application of Federal Arbitration Act preemption principles) cannot be made subject to a pre-dispute agreement to arbitrate claims. This Section 14 shall survive Non-Renewal or Termination irrespective of the reasons therefore.

15.Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

If to the Bank or the Board:

Federal Home Loan Bank of San Francisco
333 Bush Streets
San Francisco, CA 94104
Attention: Legal Department

If to Employee:

At the residence address on file with the Bank

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

16.Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. In the event any provision or term hereof is deemed to have exceeded applicable legal authority or shall be in conflict with applicable legal limitations, such provision shall be reformed and rewritten as necessary to achieve consistency and compliance with such applicable law.

17.No Waiver. Employee’s or the Bank’s failure to insist upon strict compliance with any provision of this Agreement, or the failure to assert any right Employee or the Bank may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

18.Assignment; Assumption by Successor. The rights of the Bank under this Agreement may, without the consent of Employee, be assigned by the Bank, in its sole and unfettered discretion, to any person, corporation or other business entity, which at any time, whether by purchase, merger, consolidation or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Bank. The Bank will require any successor

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(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Bank expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place.

19.Consultation With Counsel. Employee acknowledges that he has had a full and complete opportunity to consult with counsel and other advisors of his own choosing concerning the terms, enforceability and implications of this Agreement, and the Bank has not made any representations or warranties to Employee concerning the terms, enforceability or implications of this Agreement other than as reflected in this Agreement.

WITNESS WHEREOF, the parties have executed this Agreement as of the date last set forth below.

FEDERAL HOME LOAN BANK OF SAN FRANCISCO By: /s/ F. Daniel Siciliano F. Daniel Siciliano Chairman of the Board October 7, 2021	JOSEPH AMATO By: /s/ Joseph Amato Joseph Amato Employee October 6, 2020
FEDERAL HOME LOAN BANK OF SAN FRANCISCO By: /s/ Stephen P. Traynor Stephen P. Traynor Acting President and Chief Executive Officer October 7, 2020

Joseph Amato Employment Agreement - 10.6.20

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